Exhibit 99.1

learning› moving› delivering›

Financial Highlights

(1)Cash, cash equivalents and short-term investments.

	2004	2005
(Expressed in thousands, except per share and percent data)
Revenue	$338,204	$374,377
Net income	$28,983	$37,058
Earnings per share, diluted	$1.35	$1.81
Cash provided by operating activities	$43.7	$58.8
Return on sales	8.6%	9.9%
Return on equity	16.5%	21.6%
Dividends per share	$0.26	$0.34
Weighted average shares outstanding, diluted	21,464	20,509
Orders	$387,307	$404,377
Backlog of orders at year-end	$186,228	$219,680

corporate profile

test

MTS provides integrated test equipment, software and services that allow customers to optimize designs, improve productivity and speed development time by determining the physical behavior of materials, components, subsystems and full product prototypes. Our test offering covers the range of needs—from standard tools for the smallest suppliers to custom solutions for the largest manufacturers.

	market advantages›	customer benefits›	looking ahead›

ground vehicles

Applications
Physical testing, analysis and integrated modeling solutions for the durability and performance of passenger cars, trucks, motorcycles, and recreational and commercial vehicles.

Key Customers
American Axle, Audi, BMW, Bridgestone/Firestone, Daimler Chrysler, Delphi, Ferrari, Ford, General Motors, Goodyear, Honda, Hyundai, Nissan, Renault, Toyota, TRW, Visteon, Volkswagen, Volvo

	› Unmatched experience and expertise › Advanced testing technology › Global service and support › Breadth of offerings › Standard and custom solutions	› Accelerate time-to-market › Optimize lab efficiency › Improve quality › Reduce warranty claims	› Expand product lines with standard offerings › Leverage global network to focus on international markets aerospace

Applications
Industry’s only full-service supplier of integrated hardware, software and services for testing durability and strength properties for commercial and military aircraft, helicopters and spacecraft.

Key Customers Airbus, Boeing, Cessna, Eclipse, Embraer, Japan Defense Agency, Lockheed Martin, ME Engines, Pratt & Whitney	› Unmatched experience and expertise › Advanced testing technology › Global service and support › Breadth of offerings › Standard and custom solutions	› Maximize innovation › Improve safety › Speed development time › Improve quality	› Expand product lines with standard offerings › Continue close collaboration with industry leaders to anticipate and deliver on customer needs infrastructure
Applications

›  Integrated equipment, software and services for geomechanical, civil and seismic engineering applications that test the effects of forces and motion on the durability, strength, flexibility and performance of materials and structures.

›  Integrated testing solutions for material research, product development and manufacturing optimization.

›  Integrated testing solutions to support the design and development of biomedical materials, components and devices for both internal and external use.

Key Customers
Guidant, Japan National Research Institute, Lawrence Livermore National Laboratory, Medtronic, Sandia National Labs, State University of New York, Taiwan National Center of Research for Earthquake Engineering

	› Unmatched experience and expertise › Advanced testing technology › Global service and support › Breadth of offerings › Standard and custom solutions	› Optimize civil structure safety and longevity › Improve material and biomedical device performance › Reduce costs › Speed development time

›  Expand product lines with standard offerings

›  Continue to create new test innovations that improve end users’ quality of life

›  Grow material testing market share with tools for all levels of the material supply chain industrial

MTS offers precise, rugged position and velocity sensors that help automate machines by making them faster, safer and more efficient. Our sensors leverage MTS’ exclusive technologies in magnetostrictive sensing that yield the highest accuracy, repeatability and reliability of any motion sensor in the field.

	market advantages›	customer benefits›	looking ahead›

sensors
Applications
High-performance sensors for metal and plastics manufacturing machinery; equipment used in mobile construction and agriculture, wood processing, aircraft assembly and medical products; and fluid level measurement.

Key Customers Bosch Rexroth, Claas, CNA Manufacturing Systems, CNH, DeMag Plastics, Eaton, Heil, Husky Injection Molding, Negri Bossi, Nissei Plastics, Parker, Sinopec, Stryker	› Extensive application expertise › Exclusive technologies in magnetostriction › Global service and support	› Speed development of new applications › Enhance product quality › Increase productivity › Reduce cost of ownership	› Build mobile hydraulics business › Aggressively explore new market opportunities › Expand lower cost product offerings

MTS is a market-driven technology company providing hardware, software and services to researchers, engineers and manufacturers worldwide. We help customers design, develop and produce higher-quality products with greater speed and lower cost.

MTS emerged nearly 40 years ago as a creative problem-solver for complex engineering challenges. The company has since grown into a leading global provider of testing and sensing solutions. We are transforming the company and our offerings to meet the changing needs of our customers. By learning from and moving together with the markets we serve, MTS will continue to deliver the resources that engineers, researchers and manufacturers need to excel in their businesses.

MTS Systems Corporation Annual Report to Shareowners 2005

Helping customers be certain worldwide.
MTS empowers its customers to validate designs with absolute certainty, in industries ranging from automotive to aerospace, geomechanical to biomedical, civil and seismic engineering to industrial manufacturing.

Sidney W. Emery, Jr. Chairman and Chief Executive Officer Objective: To be the leading worldwide provider of mechanical testing solutions and high-performance position sensors.

to our Shareowners

MTS continued to deliver in fiscal year 2005 by increasing financial returns for shareowners and meeting growing customer needs worldwide. Our ability to deliver results had tangible benefits for our customers, such as developing new products faster with more productive mechanical testing solutions and enhancing the safety and productivity of industrial machines with cost-effective, high-performance position sensors. We are learning to become more market-driven, more cost-competitive and stronger technologically, as demonstrated by our ongoing transformation within the Test segment and the market expansion in the Industrial segment. We are moving ahead by exiting non-strategic businesses and aggressively investing in growth opportunities in our core businesses. In fiscal year 2005, shareowners experienced a significant increase in share price, an increase in the dividend and a greater ownership stake via Company share repurchases, while our employees experienced new growth opportunities as we expanded our marketing, selling, development and manufacturing capabilities. We are delivering.

learning›

Building on our premier engineering heritage, MTS is becoming increasingly market-driven to better leverage our technical strengths. As a result, we were able to offset continued weak demand from the North American ground vehicles OEMs. Today, approximately two-thirds of our business comes from Europe and Asia. Our global sales, service and manufacturing capabilities enabled us to quickly respond to customer needs, no matter where they were located. Whether our customers were in Beijing, Frankfurt, Detroit or Tokyo, we provided local support, which is a capability that continues to differentiate us in the marketplace. This was reflected in our increased ability to meet the aftermarket needs of our worldwide installed base in the Test segment.

In the Industrial segment, our Sensors business continues to grow faster than its markets. Our study of the mobile hydraulics market validated the size and strength of future demand for these sensors, deepening our commitment to increase expenditures in this growing market. In both segments, we continue to learn new, innovative ways to lower our cost structure while expanding our product portfolio.

From a process perspective, we invested significant time and money to fully comply with the requirements of the Sarbanes-Oxley Act, which governs internal

Partnering to solve real customer challenges

controls over financial reporting. A global team of business, finance and information technology process owners worked diligently to ensure we were ready for our first year of internal controls audit. I am pleased to report we received an unqualified opinion from our external auditors regarding the adequacy of our internal controls over financial reporting.

moving›

Our Test segment, created through organizational consolidation two years ago, continues to aggressively move forward. This consolidation has helped us better anticipate the changing needs of our customers and align product development to meet those needs. Despite the lack of capital investment by North American automotive manufacturers, this segment grew by 10 percent, with growth in the ground vehicles, aerospace and infrastructure markets. Orders strengthened in both Europe and Asia, where our expertise in aircraft structural testing, advanced materials testing and high-performance passenger car and sports vehicle testing is highly valued. For the last two years, our worldwide orders footprint has shifted to approximately one-third from each major geography of North America, Europe and Asia. In fiscal year 2005 the Test segment’s research and development and sales and marketing expenditures increased by 17 percent, an indication of our commitment to our core markets. We delivered our first high-speed dynamometer as well as numerous hardware enhancements and system upgrades. As a result, we are seeing a steady increase in opportunities for new products and services in our ground vehicles, aerospace and infrastructure test markets. These new products and services, combined with our initiative to become more cost-competitive in mid-market test products, position us to achieve above-market growth rates in the Test segment.

In the Industrial segment, we completed the product migration to the new, higher performance G and R Series sensors, with strong market acceptance worldwide. We introduced a full line of ruggedized magnetostrictive position sensors for mobile hydraulics applications. Again this fiscal year, revenue from mobile hydraulics sensor applications roughly doubled, and the number and breadth of field trial activities increased in line with our expectations for significant future market growth. In October 2005, we opened an expanded sensors assembly facility in Japan to service anticipated growth in both Japan and China. Sensors orders grew by more than 14 percent for the third consecutive year. We also continued our initiatives focused on distribution and product expansion

Around the world every day, our people work alongside organizations at the forefront of their respective fields, innovating together to resolve real engineering challenges and discover new capabilities.

Making ride
comfort
measurable
in the lab

Customer: Audi AG

Situation: Audi wanted to better simulate rough road conditions in a laboratory environment so that it would have more information to design quiet and smooth-riding vehicles.

Solution: Combining two of its proven ride and handling testing technologies, MTS helped Audi create a dynamic roadway on which biaxial forces and vibrations can be applied to a loaded drive-train with spinning wheels. A true industry first, this system provides an accurate, repeatable means of simulating noise and force levels experienced by passengers riding on rough roads.

Improving manufacturing speed and efficiency

Customer: Ingersoll-Rand

Situation: This customer needed a way to improve the control of an adhesive dispensing system used to join automotive body panels.

Solution: Ingersoll-Rand chose MTS R-Series sensors specifically because the highly accurate position and velocity outputs enabled dramatic improvements in dispensed volume accuracy and variability from part to part, resulting in improved manufacturing efficiencies and lowering overall manufacturing costs for their customers.

Delivering
custom
capabilities
in a standard
offering

Customer: Australian Defence Science and Technology Organisation (DSTO)

Situation: The Australian DSTO wanted a full-scale fatigue test instrumentation and control system capable of customizing advanced control laws.

Solution: MTS partnered with the DSTO to create a “calculations in the loop” software capability for testing its BAE SYSTEMS Hawk aircraft. This capability allows users to manipulate signals, digital outputs and control laws during real-time testing, significantly reducing test completion time. Calculations in the loop is now a standard option of the MTS AeroPro™ software platform.

Helping
Beijing prove
earthquake-
readiness
for the 2008
Olympics

Customer:
China Academy of Building Research (CABR)

Situation: In helping Beijing prepare to host the 2008 Olympics, the CABR wanted to accurately test the ability of stadiums, dormitories, communication infrastructure networks, highways and various other supporting venues to withstand earthquake forces.

Solution: MTS helped CABR create a seismic simulation table, 36 square meters in size, capable of accurately replicating the motions and forces of the world’s most violent earthquakes. Testing is now well underway with MTS consultants helping the CABR make the most of its technology investment.

while advancing our technology leadership in magnetostriction. Combined, these actions will enable us to profitably grow faster than these markets.

During the year, we exited the engine test, noise and vibration software and laser metal forming (AeroMet) businesses. Together, these non-strategic businesses represented approximately seven percent of revenue. In each case, we determined that we did not have a viable path to a market and financial leadership position.
delivering›

In fiscal year 2005 we grew revenue by nearly 11 percent and finished the fiscal year with a strong backlog of $220 million. Earnings per share improved by 34 percent, to $1.81 per share, on higher volume, improved gross margins and a favorable change in the fiscal year 2005 effective tax rate, reflecting steady progress in operating performance. We generated $59 million of cash from operations, ending the year with $160 million in cash and short-term investments. During the year, we offset share dilution from option exercises by repurchasing approximately one million shares of Company stock. Additionally, in the fourth quarter we raised the annual dividend by 25 percent to 40 cents per share. Combining this with our impressive stock price appreciation during the year, MTS delivered a 72 percent return to our shareowners on their investment.

As we begin fiscal year 2006, we are using our financial strength to invest in new products and to expand our global network to capture and serve a greater share of our targeted markets worldwide. With a sharpened focus on our core Test and Industrial businesses, we plan to continue increasing investments to benefit both customers and shareowners. In addition to organic growth, we anticipate using cash to selectively acquire businesses or product lines that enhance our market position. However, we will prudently use this cash only for those opportunities that align with both our strategic and financial objectives.

MTS continues to be financially strong, technologically excellent, and market-focused. We are learning, moving, and, most importantly, delivering – for customers, shareowners and employees alike.

Corporate Information

Board of Directors
Sidney W. Emery, Jr.
Chairman and
Chief Executive Officer
MTS Systems Corporation

Dugald K. Campbell
Retired President and CEO,
Tower Automotive, Inc.

Jean-Lou Chameau
Provost, Vice President
Georgia Institute of Technology

Merlin E. Dewing
Chairman and Founder
Dewing Financial Services, Inc.

Brendan C. Hegarty
Consultant
Former Chief Executive Officer
NanoMagnetics

Barb J. Samardzich
Vice President
Ford Motor Company

Linda Hall Whitman
Consultant
MinuteClinic, Inc.

Notice of Annual Meeting
The annual meeting of shareowners will be held at 5:00 p.m. (Central Standard Time) on Tuesday, January 31, 2006, at the Company’s headquarters in Eden Prairie, Minnesota. Shareowners who cannot attend the meeting are urged to exercise their right to vote by proxy via the mail, phone or internet.

Common Stock
MTS Systems Corporation’s common stock publicly trades on The Nasdaq Stock Market’s National Market under the symbol “MTSC.”

Executive Management
Sidney W. Emery, Jr.
Chairman and
Chief Executive Officer

Laura B. Hamilton
Senior Vice President
Test

Joachim Hellwig
Vice President
Sensors

Susan E. Knight
Vice President
Chief Financial Officer

Douglas E. Marinaro
Vice President
Software and Consulting Services

Kathleen M. Staby
Vice President
Human Resources

Corporate Officers
John R. Houston
Corporate Secretary
Partner, Robins, Kaplan,
Miller & Ciresi LLP

Paul T. Runice
Treasurer

Barbara J. Carpenter
Assistant Corporate Secretary

Investor Relations
Paul T. Runice
Treasurer
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota
55344-2290
Telephone: 952-937-4003
Email: paul.runice@mts.com

Dividend Reinvestment Plan
Shareowners may invest MTS Systems dividends and purchase additional shares of MTS stock. Shareowners may obtain further details by calling Wells Fargo Shareowner Services at 800-468-9716.

Trademarks
MTS is a registered trademark and AeroPro is a trademark of MTS Systems Corporation.

Corporate Headquarters
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota
55344-2290
Telephone: 952-937-4000
info@mts.com
www.mts.com

North American Subsidiaries
MTS Testing Systems (Canada)
  Ltd.

European Subsidiaries
MTS Automotive Sensors GmbH
MTS Holdings France, SARL
MTS International Ltd.
MTS Sensor Technologie und
  Verwaltungs-GmbH
MTS Sensor Technologie
  GmbH and Co. KG
MTS Systems SAS
MTS Systems GmbH
MTS Systems Ltd.
MTS Systems Norden AB
MTS Systems srl

Asian Subsidiaries
MTS (Japan) Ltd.
MTS Korea, Inc.
MTS Sensors Technology K.K.
MTS Systems (China), Inc.
MTS Systems (Hong Kong), Inc.

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344-2290
Telephone: 952-937-4000
info@mts.com
www.mts.com

100-157-974 PRINTED IN U.S.A. 1205
©2005 MTS SYSTEMS CORPORATION